UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2010

SOUTHERN CALIFORNIA EDISON COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-2313	95-1240335
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2244 Walnut Grove Avenue
(P.O. Box 976)
Rosemead, California  91770
(Address of principal executive offices, including zip code)

626-302-2222
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On December 9, 2010, Southern California Edison Company (“SCE”) announced the retirement of Alan J. Fohrer from his position as the principal executive officer of SCE.  SCE also announced that Ronald L. Litzinger will succeed Mr. Fohrer as SCE’s principal executive officer.  Mr. Fohrer’s retirement and Mr. Litzinger’s appointment will become effective January 1, 2011.

    Mr. Fohrer is also retiring from his position as a director of SCE effective January 1, 2011, and the Board of Directors has elected Mr. Litzinger to fill the vacancy created by Mr. Fohrer’s retirement, effective January 1, 2011.  In addition, Mr. Litzinger has been named to serve on the Pricing Committee of the Board of Directors.

    Mr. Litzinger, age 51, has been Chairman of the Board, President and CEO of Edison Mission Energy (an independent power producer) and Edison Mission Group Inc. (the parent of Edison Mission Energy and Edison Capital, an infrastructure finance company) since April 2008.  Prior to that, he was Senior Vice President of SCE’s Transmission and Distribution Business Unit from May 2005 to March 2008.

    Also on December 9, 2010, SCE announced that John R. Fielder will retire from his position as the SCE’s president effective January 1, 2011.

    In addition, SCE announced on December 9, 2010 that Pedro J. Pizarro, the SCE’s executive vice president, will be resigning his position in order to become the principal executive officer of Edison Mission Group Inc. and Edison Mission Energy, effective January 1, 2011.

    In connection with the retirement of Mr. Fohrer, as described above, he will receive benefits pursuant to Edison International’s Executive Retirement Plan, Executive Severance Plan, and terms and conditions applicable to the Edison International long-term incentive award grants.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    On December 9, 2010, in connection with the management transitions described in Item 5.02 above, the Board of Directors of SCE amended SCE’s Bylaws to (1) make the “President” the chief executive officer of SCE, (2) remove the separate office of “Chief Executive Officer”, (3) change the office of “Chairman of the Board” from a mandatory office to an optional one, and (4) make related minor changes.  The amended Bylaws will become effective January 1, 2011.

    The foregoing description of the amended Bylaws is qualified in its entirety by reference to the amended Bylaws, a copy of which is included as Exhibit 3.2 to this report.

Item 7.01          Regulation FD Disclosure.

    The full text of the Edison International's press release, issued on December 9, 2010, announcing the management transition described in Item 5.02 above is included as Exhibit 99.1 to this report.

Item 9.01           Financial Statements and Exhibits.

(d)       Exhibits

  See the Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)
/s/ Barbara E. Matthews

Barbara E. Mathews
Vice President, Associate General
Counsel, Chief Governance Officer
and Corporate Secretary

Date:  December 10, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.2	Bylaws of Southern California Edison Company, as amended effective January 1, 2011

99.1	Press Release issued by Edison International on December 9, 2010